UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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(RULE 14A-101)

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PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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November 2023

Why should you vote? The future of your Fund is at stake.

Re:	Your investment in one or more Putnam Funds:
Putnam Managed Municipal Income Trust
Putnam Municipal Opportunities Trust

Dear Shareholder:

We thank you for being a shareholder of record in one or more of The Putnam Funds above, but we still need your help with voting that is underway on an important matter.

Vote today to ensure that there will be continuity in the operations of your Fund(s).

The October 6, 2023 special meetings of shareholders have been adjourned to December 12, 2023, at 2:00 p.m. Eastern Time due to insufficient participation.

We are making progress, but still need you to cast your vote, regardless of how many shares you own.

The Board ofTrustees of The Putnam Funds recommend that you vote in favor of the proposals.

Voting is fast! Choose one method:

•	Visit the website listed on the enclosed proxy card
— or —
•	Call the toll-free number listed on the enclosed proxy card
— or —
•	Sign, date, and mail the enclosed proxy card in the enclosed postage-paid envelope

Please help us secure the votes to pass the proposals and provide continuity in the operations of your Fund(s).

Once again, we appreciate your investment and the attention you give to voting. If you have any questions, please contact our Proxy Solicitor, EQ Fund Solutions, at 1-877-536-1555 Monday through Friday, 9:00 a.m. – 10:00 p.m., and Saturday, 10:00 a.m. – 6:00 p.m. Eastern Time.

Thank you for your help and support.

Sincerely,

335617 11/23